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                                                                    EXHIBIT 99.2
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                      METAWAVE COMMUNICATIONS CORPORATION
                 SCHEDULE II VALUATION AND QUALIFYING ACCOUNTS
                                (in thousands)

                COLUMN A            COLUMN B              COLUMN C            COLUMN D       COLUMN E
                --------            --------              --------            --------       --------
                                   Balance at    Charged To    Charged to                   Balance at
                                  Beginning of   Costs and       Other                        End of
              DESCRIPTION            Period       Expenses      Accounts     Deductions       Period
              -----------         ------------   ----------    ----------    ----------     ----------
Period from January 16,
(Date of formation) through
December 31, 1995:
   Balance sheet allowances           $ --          --             --            --           $ --
   Inventory reserves                 $ --          --             --            --           $ --
   Warranty reserves                  $ --          --             --            --           $ --

Year ended December 31, 1996:
   Balance sheet allowances           $ --          --             --            --           $ --
   Inventory reserves                 $ --          --             --            --           $ --
   Warranty reserves                  $ --          --             --            --           $ --

Year ended December 31, 1997:
   Balance sheet allowances           $ --         467             --            --           $ 467
   Inventory reserves                 $ --         870             --            --           $ 870
   Warranty reserves                  $ --         --              --            --           $ --

Period ended June 30 , 1998:
   Balance sheet allowances           $ 467         28             --            200(a)       $ 295
   Inventory reserves                 $ 870        --              --             96(b)       $ 774
   Warranty reserves                  $ --         320             --             90(b)       $ 230
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(a)  Represents writeoff of assets reserve for disposition of assets

(b)  Represents adjustments of estimates